Exhibit 99.1

Conference Call Tuesday, May 9, 2017 at 4:30 p.m. ET, Dial-In (877) 201-0168 (ID# 6892945)

XO Group Reports First Quarter 2017 Financial Results;

- Total revenue remained flat in the first quarter

- Transactions revenue increased 18.0% in the first quarter

- First quarter GAAP net income per diluted share was $0.01

NEW YORK, May 9, 2017 - XO Group Inc. (the “Company”) (NYSE: XOXO, xogroupinc.com), today reported financial results for the three months ended March 31, 2017.

Total revenue for the first quarter of 2017 was $35.8 million, flat as compared to the same period in the prior year. Net income for the quarter was $0.3 million or $0.01 per diluted share compared to diluted earnings per share of $0.12 in the same period in the prior year. The Company’s balance sheet at March 31, 2017 reflects cash and cash equivalents of $103.0 million compared to $105.7 million at December 31, 2016. The Company repurchased and retired shares of its common stock for an aggregate price of $5.1 million during the quarter as part of the Company’s previously announced repurchase program.

"This quarter, we further improved the performance of our products, grew our transaction business, and began to strengthen our local sales and service operation to capitalize on the increased usage of our local vendor marketplace. We are excited for the significant opportunity ahead," said Mike Steib, Chief Executive Officer.

Long-Term Financial Targets

The Company's long-term financial targets are double digit revenue growth rates and gross margins of approximately 90-95%, yielding adjusted EBITDA margins of 20%.

XO GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net revenue:
National online advertising	$8,928	$8,658
Local online advertising	18,435	18,179
Total online advertising	27,363	26,837
Transactions	4,962	4,204
Publishing and other	3,435	4,628
Total net revenue	35,760	35,669
Cost of revenue:
Online advertising	931	616
Publishing and other	978	1,110
Total cost of revenue	1,909	1,726
Gross profit	33,851	33,943
Operating expenses:
Product and content development	11,741	10,845
Sales and marketing	13,501	11,561
General and administrative	7,301	6,349
Depreciation and amortization	1,658	1,594
Total operating expenses	34,201	30,349
(Loss) / Income from operations	(350)	3,594
Loss in equity interests	(117)	(144)
Interest and other income / (expense), net	93	(1)
(Loss) / Income before income taxes	(374)	3,449
Income tax (benefit) / expense	(686)	424
Net income	$312	$3,025

Net income per share:
Basic and Diluted	$0.01	$0.12
Weighted average number of shares used in calculating net earnings per share:
Basic	25,352	25,263
Dilutive effect of:
Restricted stock	370	322
Options	35	14
Diluted	25,757	25,599

XO GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$103,012	$105,703
Accounts receivable, net	18,284	20,182
Prepaid expenses and other current assets	6,609	5,247
Total current assets	127,905	131,132
Long-term restricted cash	1,181	1,181
Property and equipment, net	11,828	12,130
Intangibles assets, net	3,946	4,154
Goodwill	48,678	48,678
Deferred tax assets, net	10,086	9,918
Investments	2,568	2,685
Other assets	415	308
Total assets	$206,607	$210,186
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued compensation and employee benefits	$3,944	$6,164
Accounts payable and accrued expenses	7,763	7,515
Deferred revenue	19,091	16,752
Total current liabilities	30,798	30,431
Deferred rent	3,603	3,720
Other liabilities	1,488	1,485
Total liabilities	35,889	35,636
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized and 0 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized and 26,153,288 and 26,304,925 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	262	264
Additional paid-in-capital	178,659	178,959
Accumulated deficit	(8,203)	(4,673)
Total stockholders’ equity	170,718	174,550
Total liabilities and stockholders’ equity	$206,607	$210,186

XO GROUP INC.

NON-GAAP RECONCILIATION TABLE

For the Three Months Ended March 31, 2017 and 2016

(In Thousands, Except for Per Share Data)

(Unaudited)

	Three Months Ended March 31,
	2017			2016
	As Reported	Adjustments	Non GAAP	As Reported	Adjustments	Non GAAP
Net revenue	$35,760	$—	$35,760	$35,669	$—	$35,669
Cost of revenue	1,909	—	1,909	1,726	—	1,726
Operating expenses
Product and content development	11,741	—	11,741	10,845	—	10,845
Sales and marketing	13,501	—	13,501	11,561	—	11,561
General and administrative	7,301	—	7,301	6,349	—	6,349
Depreciation and amortization	1,658	—	1,658	1,594	—	1,594
Total operating expenses	34,201	—	34,201	30,349	—	30,349

(Loss) / Income from operations	(350)	—	(350)	3,594	—	3,594

Interest and other income / (expense), net	93	—	93	(1)	—	(1)
Loss in equity interests	(117)	—	(117)	(144)	—	(144)
Income tax (benefit) / expense	(686)	—	(686)	424	956 (a)	1,380
Net income	$312	$—	$312	$3,025	$(956)	$2,069
Net income per share - diluted	$0.01	$—	$0.01	$0.12	$(0.04)	$0.08
Weighted average number of shares outstanding - diluted	25,757		25,757	25,599		25,599

	Three Months Ended March 31,
	2017			2016
	As Reported	Adjustments	Non GAAP	As Reported	Adjustments	Non GAAP
(Loss) / Income from operations	$(350)	$—	$(350)	$3,594	$—	$3,594
Depreciation and amortization	1,658	—	1,658	1,594	—	1,594
Stock-based compensation	1,874	—	1,874	1,656	—	1,656
Adjusted EBITDA	$3,182	$—	$3,182	$6,844	$—	$6,844

	Free Cash Flow Reconciliation
	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$5,036	$5,543
Less: capital expenditures	(1,212)	(722)
Free cash flow	$3,824	$4,821

(a)	Adjusted income tax expense was calculated using an effective tax rate of 40% for the three months ended March 31, 2016. The effective tax rate excludes discrete items, including a one-time benefit associated with the resolution of an uncertain tax position for a former subsidiary.

XO GROUP INC.

SUPPLEMENTAL DATA TABLES (UNAUDITED)

(Unaudited)

TheKnot.com Local Online Advertising Metrics	Q1 2017	Q1 2016
Vendor Count(a)	23,458	24,356
Retention Rate(a)	72.0%	71.0%
Avg. Revenue/Vendor(a)	$2,832	$2,696
Vendor Count at Quarter End	24,168	24,326

(a)	Calculated on a trailing twelve-month basis.

Stock Based Compensation

The Company included total stock-based compensation expense related to all its stock awards in various operating expense categories for the three months ended March 31, 2017 and 2016, as follows:

	Three Months Ended March 31,
	2017	2016
	(Amounts in Thousands)
Product and content development	$497	$405
Sales and marketing	433	411
General and administrative	944	840
Total stock-based compensation	$1,874	$1,656

Conference Call and Replay Information

XO Group Inc. will host a conference call with investors at 4:30 p.m. ET on Tuesday, May 9, 2017, to discuss its first quarter 2017 financial results. Participants should dial (877) 201-0168 and use Conference ID# 6892945 at least 10 minutes before the call is scheduled to begin. Participants can also access the live broadcast over the internet on the Investor Relations section of the Company's website, accessible at http://ir.xogroupinc.com. To access the webcast, participants should visit XO Group's website at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

A replay of the webcast will also be archived on the Company's website approximately two hours after the conference call ends.

About XO Group Inc.

XO Group Inc.’s (NYSE: XOXO; xogroupinc.com) mission is to help people navigate and truly enjoy life’s biggest moments together. Our multi-platform brands guide couples through transformative life stages - from getting married with The Knot, to moving in together with The Nest, to having a baby with The Bump, and helping bring important celebrations to life with entertainment vendors from GigMasters. The Company is publicly listed on the New York Stock Exchange (NYSE: XOXO) and is headquartered in New York City.

Forward Looking Statements

This release may contain projections or other forward-looking statements regarding future events or our future financial performance or estimates regarding third parties. These statements are only estimates or predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the estimates, projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our operating results may fluctuate, are difficult to predict and could fall below expectations, (ii) our transactions business is dependent on third party participants, whose lack of performance could adversely affect our results of operations, (iii) our ongoing investment in new businesses and new products, services, and technologies is inherently risky, and could disrupt our ongoing business and/or fail to generate the results we are expecting, (iv) we may be unable to develop solutions that generate revenue from advertising and other services delivered to mobile phones and wireless devices, (v) our businesses could be negatively affected by changes in Internet search engine algorithms, (vi) intense competition in our markets may adversely affect revenue and results of operations, (vii) we may be subject to legal liability associated with providing online services or content, (viii) fraudulent or unlawful activities on our marketplace could harm our business and consumer confidence in our marketplace, (ix) we are subject to payments-related risks, (x) we cannot assure you that our publications will be profitable, and (xi) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP” or “U.S. GAAP”), including adjusted EBITDA, adjusted net income, adjusted net income per diluted share and free cash flow. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Management defines its non-GAAP financial measures as follows:

•	Adjusted EBITDA represents GAAP income from operations adjusted to exclude, if applicable: (1) depreciation and amortization, (2) stock-based compensation expense, (3) asset impairment charges, and (4) other items affecting comparability during the period.

•	Adjusted net income represents GAAP net income, adjusted for items that impact comparability for incremental or unusual costs incurred in the current period, which may include: (1) asset impairment charges, (2) executive separation and other severance charges, (3) non-recurring foreign taxes, interest and penalties and (4) costs related to exit activities.

•	Adjusted net income per diluted share represents adjusted net income (as defined above), divided by the diluted weighted-average number of shares outstanding for the period.

•	Free cash flow represents GAAP net cash provided by operations, less capital expenditures.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. However, adjusted EBITDA, adjusted net income, adjusted net income per diluted share and free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to net income and net income per diluted share and net cash provided by operating activities as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures is included in this press release.

Contact:

Ivan Marmolejos

Director, Investor Relations

(212) 219-8555 x1004

IR@xogrp.com